EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 24, 2003, with respect to the financial statements of BroadJump Inc., included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-111030) and related Prospectus of Motive, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

June 4, 2004